Exhibit d(xxi)
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                        INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT made as of the 9th day of July, 2007 (the Effective Date) between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and QUANTITATIVE MANAGEMENT ASSOCIATES LLC, a limited liability company organized under the laws of the State of New Jersey and having its principal place of business in Newark, New Jersey (QMA).

         WHEREAS, IMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), IMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

         WHEREAS, IMCO wishes to retain QMA to render investment advisory services to such series (or portions thereof) of the Trust as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

         WHEREAS, QMA is willing to provide such services to the Fund Accounts and IMCO upon the terms and conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF QMA. IMCO hereby appoints QMA to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. QMA will be an independent contractor and will have no authority to act for or represent the Trust or IMCO in any way or otherwise be deemed an agent of the Trust or IMCO except as expressly authorized in this Agreement or another writing by the Trust, IMCO and QMA. QMA accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.       DUTIES OF QMA.

         (A) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Trust's Board of Trustees (the Board), QMA, at its own expense (except as set forth in paragraph (c) of this Section 2), shall have full discretion to manage, supervise and direct the investment and reinvestment of Fund Accounts allocated to it by IMCO from time to time. It is understood
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that a Fund  Account  may consist of all, a portion of, or none of the assets of the Fund, and that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time. QMA shall perform its duties described herein in a manner consistent with the investment objective, policies and restrictions set forth in the then current Prospectus and Statement of Additional Information
(SAI) for each Fund. Should QMA anticipate materially modifying its investment process, it must provide written notice in advance to IMCO. If IMCO shall determine that any such modification would necessitate the amendment or supplementation of any affected Prospectus or SAI, QMA shall cooperate with IMCO to provide such information as IMCO shall reasonably require in connection with its preparation of such amended or supplemented Prospectus or SAI in order to fulfill IMCO's disclosure requirements in respect of QMA's investment process.

         For each Fund set forth on Schedule A to this Agreement, QMA shall provide investment advice only with respect to, and only be responsible for, the discrete portion of the Fund's portfolio allocated to it by IMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

         With respect to the management of each Fund Account pursuant to this Agreement, QMA shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent QMA wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, QMA must request in writing and receive advance permission from IMCO.

         In accordance with Subsection (b) of this Section 2, QMA shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

         In the performance of its duties, QMA will act in the best interests of each Fund Account and will comply, in all material respects, with (i) laws and regulations applicable with respect to it's investment management of each Fund Account including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund set forth on Schedule A, as stated in the then-current Prospectus and SAI of each such Fund, (iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time and communicate in writing to QMA, (v) the diversification requirements of the Internal Revenue Code of 1986, as amended
(Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code) as set forth in the Prospectus for each Fund listed on Schedule A, and (vi) the written instructions of IMCO. QMA shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. IMCO shall be responsible for providing QMA with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. IMCO shall provide QMA with prior written notice of any material change to the

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Trust's Registration Statement (including, without limitation, each then-current
Prospectus and SAI) that could reasonably be expected to affect QMA's management of a Fund Account.

         (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, QMA will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, QMA shall use its best efforts to obtain for the Fund Accounts the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, QMA, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

         Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange
Act), QMA shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to QMA an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if QMA determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or QMA's overall responsibilities with respect to the Fund and to other clients of QMA as to which QMA exercises investment discretion. The Board or IMCO may direct QMA to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

         On occasions when QMA deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of QMA, QMA, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by QMA in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

         QMA may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, QMA may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

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         QMA will advise the Funds'  custodian or such  depository  or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. QMA shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon QMA giving proper instructions to the custodian, QMA shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and IMCO.

         Notwithstanding the foregoing, QMA agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. QMA shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account following QMA's receipt of such notice, unless and until the written approval of IMCO to do so is obtained. If, at the time QMA receives an instruction from IMCO not to purchase specified securities on behalf of the Fund, a Fund Account holds such securities by reason of a purchase made prior to QMA's receipt of such instruction, IMCO shall direct QMA in writing as to whether QMA should sell or continue to hold such securities, and QMA shall be entitled to rely on such direction of IMCO in performing its duties hereunder. In addition, QMA agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the U.S. Securities and Exchange Commission, hereinafter referenced as the Commission) of QMA, except as permitted under the 1940 Act. IMCO agrees that it will provide QMA with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. IMCO agrees on behalf of the Funds, and represents that the Funds have agreed, that any entity or person associated with IMCO or QMA that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and further represents that the Funds consent to the retention of compensation for such transactions.

         (C) EXPENSES. QMA, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of QMA's duties under this Agreement. However, QMA shall not be obligated to pay any expenses of IMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

         (D) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, QMA, at its expense, will provide assistance to IMCO regarding the valuation of

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securities  that are the subject of a  significant  event,  not  registered  for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that IMCO is responsible for final valuation determinations and calculations, and that QMA will take such steps as are reasonably necessary to assist IMCO in reaching such valuation
determinations  for  Fund  Account  securities.   QMA  also  shall  monitor  for
"significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify IMCO immediately of the occurrence of any such events.

         (E) REPORTS AND AVAILABILITY OF PERSONNEL. QMA, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may reasonably request with respect to matters relating to the duties of QMA set forth herein. QMA, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to QMA's duties hereunder.

         (F) COMPLIANCE MATTERS. QMA, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. QMA also shall cooperate with and provide reasonable assistance to IMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and IMCO identified by IMCO to QMA, keep all such persons informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and IMCO (provided the information so requested of QMA is in its possession or readily available to it), provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         (G) BOOKS AND RECORDS. QMA will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, QMA agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and
(iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection
(ii) above, QMA may maintain copies of such records to comply with its recordkeeping obligations.

         (H) PROXIES. Unless and until QMA is otherwise directed by IMCO or the Board, IMCO will vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with IMCO's proxy voting guidelines.

3. ADVISORY FEE. IMCO shall pay to QMA as compensation for QMA's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO

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(and not the Funds)  shall pay such fees.  If QMA shall  serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

         QMA agrees that if (i) it enters into any arrangement whereby it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with total assets under management in such strategy for the investment company and its affiliates (measured at account inception) equal to or less than the assets of the Fund Account under management by QMA (the Substantially Similar Services) and (ii) QMA charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then QMA shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately.

4.       REPRESENTATIONS AND WARRANTIES.

         (A) QMA. QMA represents and warrants to IMCO that (i) the retention of QMA by IMCO as contemplated by this Agreement is authorized by QMA's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which QMA or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of QMA and when executed and delivered by QMA will be a legal, valid and binding obligation of QMA, enforceable against QMA in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) QMA is registered as an investment adviser under the Advisers Act; (v) QMA has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that QMA and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and, with respect to such persons, QMA shall furnish to IMCO all reports and information provided under Rule 17j-1(c)(2); (vi) QMA is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) QMA will promptly notify IMCO of the occurrence of any event that would disqualify QMA from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) QMA has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to IMCO at least annually; (ix) QMA will notify IMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of QMA, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of QMA, in each case prior to or promptly after, such change; and (x) QMA has taken disaster recovery and interruption prevention measures that it believes are adequate to ensure business resumption in accordance with applicable law and within industry standards. QMA makes no representation or warranty, express or implied, that any level of performance or investment

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results will be achieved by the Fund or any Fund Account,  whether on a relative or absolute basis.

                  (B) IMCO. IMCO represents and warrants to QMA that (i) the retention of QMA by IMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Trust and IMCO, enforceable against the Trust and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) IMCO will promptly notify QMA of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) IMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund's shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5.       LIABILITY AND INDEMNIFICATION.

         (A) QMA. QMA shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, IMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in
Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, IMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any gross negligence, willful misconduct, bad faith or reckless disregard of QMA in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to QMA which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust by QMA Indemnities (as defined below) expressly for use therein. QMA shall indemnify and hold harmless the IMCO Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); PROVIDED, HOWEVER, that in no case is QMA's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of such person's willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

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         (B) IMCO. IMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which QMA, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, QMA Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any gross negligence, willful misconduct, bad faith or reckless disregard by IMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to IMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust by QMA expressly for use therein. IMCO shall indemnify and hold harmless QMA Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); PROVIDED, HOWEVER, that in no case shall IMCO's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of such person's willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the Effective Date, and with respect to any Fund Account not identified on Schedule A on the Effective Date, on the date of the amendment of Schedule A to reflect such Fund's addition thereto as contemplated in the Recitals to this Agreement; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. IMCO shall advise QMA prior to QMA's taking any action under this Agreement with respect to a Fund if any such approval has not been obtained at or prior to the date this Agreement would otherwise become effective with respect to such Fund. This Agreement shall remain in full force and effect continuously after it has become effective, except as follows:

         (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, IMCO, or QMA (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and QMA.

         (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, QMA may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

         (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by reasonable written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to QMA. QMA may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO.

         (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

         (e) Any notice of termination served on QMA by IMCO shall be without prejudice to the obligation of QMA to complete transactions already initiated or acted upon with respect to a Fund.

         Upon termination of this Agreement, the duties of IMCO delegated to QMA under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. The services of QMA to IMCO in connection with the Funds hereunder are not to be deemed exclusive, and QMA shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by QMA to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of QMA to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to QMA, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10.      ADDITIONAL AGREEMENTS.

         (A) ACCESS TO INFORMATION. QMA shall, upon reasonable notice, afford IMCO at all reasonable times access to QMA's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate QMA to provide IMCO with access to the books, records and facilities of QMA relating to any other accounts other than the Funds, or to provide IMCO with access to personnel of QMA who are not directly involved in performing services under this Agreement.


         (B) CONFIDENTIALITY. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld; provided that, each party may disclose information as required by law, court order or other regulating authority or as requested by regulatory or governmental authorities. Notwithstanding the foregoing, QMA may disclose such information (i) to affiliates that provide services to QMA related to its responsibilities and duties hereunder, but only to the extent necessary for such affiliates to provide their respective services; (ii) to the custodian or custodians with respect to the Funds solely for the purpose of performing its responsibilities and duties hereunder; (iii) to brokers and dealers that are counterparties for trades for any Fund solely for the purpose of performing its responsibilities and duties hereunder; and (iv) to third party service providers subject to agreements to keep such information confidential and not misuse it, but only to the extent necessary for such providers to perform their respective services.

         (C) PRIVACY POLICY. IMCO agrees that it will not provide QMA with nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds.

         (D) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

         (E) NOTIFICATIONS. QMA agrees that it will promptly notify IMCO in the event that: (i) QMA or any of its investment professionals becomes or receives written notice that it will become the subject of an administrative proceeding or enforcement action related to QMA's investment management activities by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of QMA's knowledge, any affiliate of QMA becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that could reasonably be expected to have a material adverse effect upon the ability of QMA to perform its duties under this Agreement.

         (F)  INSURANCE. QMA   agrees   to  maintain  errors  and  omissions  or
professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of QMA's business activities.

         (G) SHAREHOLDER MEETING AND OTHER EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving QMA, including, without limitation, a change of control of QMA or a portfolio manager change, QMA shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.      MISCELLANEOUS.

         (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

IMCO: USAA Investment Management Company 9800 Fredericksburg Road, A-O3-W San Antonio, Texas 78288
                           Facsimile No.: (210) 498-4022
                           Attention: Securities Counsel

QMA:                       Quantitative Management Associates LLC
                           Two Gateway Center, 6th Floor
                           Newark, NJ  07102
                           Telephone: (973) 367-1187
                           Facsimile:  (973) 367-1372
                           Attention:  Scott Hayward

                           With a copy to:

                           The Prudential Insurance Company of America
                           Two Gateway Center, 4th Floor
                           Newark, NJ  07102
                           Telephone:  (973) 802-5648
                           Facsimile:  (973) 802-6834
                           Attention:  Maureen Baker Fialcowitz


         (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with (i) the 1940 Act, and (ii) other applicable federal securities laws (including, without limitation, the Advisers Act) to the extent that such laws preempt or supersede state law. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act or such other applicable federal securities laws, the latter shall control.

         (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (F) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

         (G) ACKNOWLEDGEMENT OF IMCO. IMCO hereby acknowledges that it has received from QMA a copy of Part II of the Form ADV of QMA.

         IN WITNESS WHEREOF, IMCO and QMA have caused this Agreement to be executed as of the date first set forth above.

Attest:                                     USAA INVESTMENT MANAGEMENT
                                            COMPANY


By:      /s/ Clifford Gladson               By:   /s/ Ronald B. Sweet
         ---------------------------            -------------------------------
Name:    Cliff Gladson                      Name:    Ronald B. Sweet
Title:   Senior Vice President              Title:   Vice President



                                            By:   /s/ Stephen W. Townsend
                                                  ---------------------------
                                            Name: Stephen W. Townsend
                                            Title: Authorized Signatory


Attest:                                     QUANTITATIVE MANAGEMENT
                                            ASSOCIATES LLC


By: /s/ Daniel Maloney                       By: /s/ Scott Hayward
    ----------------------------                -------------------------------
Name: Daniel Maloney                         Name: Scott Hayward
Title: Assistant Secretary                   Title: Chief Executive Officer

                                   SCHEDULE A

CORNERSTONE STRATEGY FUND

                                   SCHEDULE B

                                      FEES

    FUND ACCOUNT                            RATE PER ANNUM OF THE AVERAGE
                                            DAILY NET ASSETS OF THE FUND
                                            ACCOUNT

Cornerstone Strategy Fund                          0.25%*





     * QMA agrees that it will not seek to increase this fee rate during the period ending July 8, 2011 (the Lock). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                    Exhibit d(xxii)

                        INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT made as of the 9th day of July, 2007 (the Effective Date) between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and UBS Global Asset Management (Americas) Inc., corporation organized under the laws of the State of Delaware and having its principal place of business in Chicago, Illinois (UBS).

         WHEREAS, IMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), IMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

         WHEREAS, IMCO wishes to retain UBS to render investment advisory services to such series (or portions thereof) of the Trust as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

         WHEREAS, UBS is willing to provide such services to the Fund Accounts and IMCO upon the terms and conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF UBS. IMCO hereby appoints UBS to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. UBS will be an independent contractor and will have no authority to act for or represent the Trust or IMCO in any way or otherwise be deemed an agent of the Trust or IMCO except as expressly authorized in this Agreement or another writing by the Trust, IMCO and UBS. UBS accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.       DUTIES OF UBS.

         (A) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Trust's Board of Trustees (the Board), UBS shall have full discretion to manage, supervise and direct the investment and reinvestment of Fund Accounts allocated to it by IMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time. UBS shall perform its duties described herein in a manner consistent with the investment objective, policies and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund, as provided to UBS by IMCO from time to time. Should UBS anticipate materially modifying its investment process, it must provide written notice in advance to IMCO, and any affected Prospectus and SAI should be amended accordingly.

         For each Fund set forth on Schedule A to this Agreement, UBS shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by IMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

         With respect to the management of each Fund Account pursuant to this Agreement, UBS shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities and other investments for each Fund Account; except that, to the extent UBS wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, UBS must request in writing and receive advance permission from IMCO.

         In accordance with Subsection (b) of this Section 2, UBS shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

         In the performance of its duties, UBS will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund,
(iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and (vi) the written instructions of IMCO. UBS shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. IMCO shall be responsible for providing UBS with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. IMCO shall provide UBS with prior written notice of any material change to the Trust's Registration Statement that would affect UBS's management of a Fund Account.

         (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, UBS will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, UBS shall use its best efforts to seek to obtain for the Fund Accounts the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to seek to obtain the most favorable price and execution available, UBS, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

         Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange
Act), UBS shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to UBS an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if UBS determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or UBS's overall responsibilities with respect to the Fund and to other clients of UBS as to which UBS exercises investment discretion. The Board or IMCO may direct UBS to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

         On occasions when UBS deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of UBS, UBS, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by UBS in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

         UBS may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, UBS may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

         UBS will advise the Funds' custodian or such depository or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. UBS shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon UBS giving proper instructions to the custodian, UBS shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and IMCO.

         Notwithstanding the foregoing, UBS agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. UBS shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of IMCO to do so is obtained. In addition, UBS agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of UBS, except as permitted under the 1940 Act. IMCO agrees that it will provide UBS with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with IMCO or UBS that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

         (C) EXPENSES. UBS, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for UBS to faithfully perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of UBS's duties under this Agreement. However, UBS shall not be obligated to pay any expenses of IMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

         (D) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, UBS, at its expense, will provide reasonable assistance to IMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that IMCO is responsible for final pricing determinations and calculations, and that UBS will take such steps as necessary to assist IMCO in reaching such pricing determinations for Fund Account securities. UBS also shall monitor for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify IMCO immediately of the occurrence of any such events.

         (E) REPORTS AND AVAILABILITY OF PERSONNEL. UBS, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may reasonably request with respect to matters relating to the duties of UBS set forth herein. UBS, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to UBS's duties hereunder.

         (F) COMPLIANCE MATTERS. UBS, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. UBS also shall cooperate with and provide reasonable assistance to IMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and IMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and IMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         (G) BOOKS AND RECORDS. UBS will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, UBS agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and
(iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection
(ii) above, UBS may maintain copies of such records to comply with its recordkeeping obligations.

         (H) PROXIES. Unless and until UBS is otherwise directed by IMCO or the Board, IMCO will vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with IMCO's proxy voting guidelines.

3. ADVISORY FEE. IMCO shall pay to UBS as compensation for UBS's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO (and not the Funds) shall pay such fees. If UBS shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

         UBS agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof), which is sponsored by an investment manager other than UBS or its affiliates, with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by UBS (the Substantially Similar Services) and (ii) UBS charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then UBS shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately.

4.       REPRESENTATIONS AND WARRANTIES.

         (A) UBS. UBS represents and warrants to IMCO that (i) the retention of UBS by IMCO as contemplated by this Agreement is authorized by UBS's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which UBS or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of UBS and when executed and delivered by UBS will be a legal, valid and binding obligation of UBS, enforceable against UBS in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) UBS is registered as an investment adviser under the Advisers Act; (v) UBS has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that UBS and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and, with respect to such persons, UBS shall furnish to IMCO all reports and information provided under Rule 17j-1(c)(2); (vi) UBS is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) UBS will promptly notify IMCO of the occurrence of any event that would disqualify UBS from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) UBS has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to IMCO at least annually; (ix) UBS will notify IMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of UBS, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of UBS, in each case prior to or promptly after, such change; and (x) UBS has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. UBS makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

                  (B) IMCO. IMCO represents and warrants to UBS that (i) the retention of UBS by IMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Trust and IMCO, enforceable against the Trust and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) IMCO will promptly notify UBS of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) IMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund's shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5.       LIABILITY AND INDEMNIFICATION.

         (A) UBS. UBS shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, IMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in
Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, IMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard of UBS in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to UBS which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust by UBS Indemnities (as defined below) for use therein. UBS shall indemnify and hold harmless the IMCO Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses);
PROVIDED, HOWEVER, that in no case is UBS's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

         (B) IMCO. IMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which UBS, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, UBS Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by IMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to IMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust. IMCO shall indemnify and hold harmless UBS Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); PROVIDED, HOWEVER, that in no case shall IMCO's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

         (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, IMCO, or UBS (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and UBS.

         (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, UBS may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

         (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to UBS. UBS may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO.

         (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

         (e) Any notice of termination served on UBS by IMCO shall be without prejudice to the obligation of UBS to complete transactions already initiated or acted upon with respect to a Fund.

         Upon termination of this Agreement, the duties of IMCO delegated to UBS under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the

1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. The services of UBS to IMCO in connection with the Funds hereunder are not to be deemed exclusive, and UBS shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by UBS to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of UBS to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to UBS, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10.      ADDITIONAL AGREEMENTS.

         (A) ACCESS TO INFORMATION. UBS shall, upon reasonable notice, afford IMCO at all reasonable times access to UBS's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate UBS to provide IMCO with access to the books and records of UBS relating to any other accounts other than the Funds.

         (B) CONFIDENTIALITY. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by the other party, or as otherwise required by applicable law or regulation.

         (C) PRIVACY POLICY. UBS acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from IMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of IMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

         (D) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

         (E) NOTIFICATIONS. UBS agrees that it will promptly notify IMCO in the event that: (i) UBS becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of UBS's knowledge, any affiliate of UBS becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that could reasonably be expected to have a material adverse effect upon the ability of UBS to perform its duties under this Agreement..

         (F)  INSURANCE.   UBS  agrees  to  maintain  errors  and  omissions  or
professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of UBS's business activities.

         (G) SHAREHOLDER MEETING AND OTHER EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving UBS, including, without limitation, a change of control of UBS or a portfolio manager change, UBS shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.      MISCELLANEOUS.

         (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

IMCO: USAA Investment Management Company 9800 Fredericksburg Road, A-O3-W San Antonio, Texas 78288
                           Facsimile No.: (210) 498-4022
                           Attention: Securities Counsel

UBS:                       UBS Global Asset Management (Americas) Inc.
                           One North Wacker Drive
                           Chicago, Illinois 60606
                           Facsimile No. 312-525-7490
                           Attention: Legal Department

         (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (F) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

         IN WITNESS WHEREOF, IMCO and UBS have caused this Agreement to be executed as of the date first set forth above.

Attest:                                     USAA INVESTMENT MANAGEMENT
                                            COMPANY


By:      /s/ Clifford Gladson               By:   /s/ Ronald B. Sweet
         ---------------------------            -------------------------------
Name:    Cliff Gladson                      Name:    Ronald B. Sweet
Title:   Senior Vice President              Title:   Vice President



                                            By:   /s/ Stephen W. Townsend
                                                  ---------------------------
                                            Name: Stephen W. Townsend
                                            Title: Authorized Signatory


Attest:                                      UBS GLOBAL ASSET MANAGEMENT
                                             (AMERICAS) INC.


By: /s/ Mary Capasso                         By:  /s/ Mary Tritley
    -----------------------------------          ------------------------------
Name:   Mary Capasso                         Name:    Mary Tritley
Title:  Assistant Secretary                  Title:   Managing Director



                                             By:  /s/ Michael J. Calhoun
                                                  ----------------------------
                                             Name:  Michael J. Calhoun
                                             Title: Authorized Signatory

                                   SCHEDULE A



GROWTH & INCOME FUND

                                   SCHEDULE B

                                      FEES

FUND ACCOUNT                                 RATE PER  ANNUM OF THE  AVERAGE
                                             DAILY NET ASSETS OF THE FUND
                                             ACCOUNT

Growth & Income Fund                            0.20%*





* UBS agrees that it will not seek to increase this fee rate during the period ending July 8, 2011 (the Lock). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                       14